Tarsus Pharmaceuticals Appoints Renowned Biopharmaceutical Leader and Former Allergan CEO, David Pyott, to its Board of Directors IRVINE, Calif., Feb. 18, 2026 – Tarsus Pharmaceuticals, Inc. (NASDAQ: TARS) today announced the appointment of David E. I. Pyott, a distinguished leader in the global biopharmaceutical industry and former Chairman and CEO of Allergan, Inc., to its Board of Directors. “David is one of the most accomplished leaders in eye care, with a strong track record of translating innovation into global impact,” said Bobak Azamian, M.D., Ph.D., Chief Executive Officer and Chairman of Tarsus. “His experience building some of the most successful franchises in our industry will be invaluable as we scale XDEMVY, advance our pipeline and position Tarsus for sustained growth. We are honored to welcome him to our Board.” Mr. Pyott brings decades of global leadership experience spanning innovative R&D, product development, and commercial execution. During his 17-year tenure as CEO of Allergan, he transformed the company from a focused eye care business with approximately $1 billion in sales into a global specialty pharmaceutical and medical device leader generating more than $7 billion in revenue. He led the company through periods of significant market complexity while maintaining a long-term growth focus and delivering strong commercial performance. In recognition of his leadership, he was named one of Harvard Business Review’s “100 Best Performing CEOs in the World.” Prior to Allergan, Mr. Pyott served as Head of the Novartis Nutrition Division and as a member of the Executive Committee of Novartis AG. “Tarsus is entering a highly compelling next phase of its evolution, and I’m pleased to join the Board at this important moment in time,” said Mr. Pyott. “Tarsus has already established a remarkable foundation with its lead commercial product and promising pipeline, and I look forward to working with its outstanding Board and management team to help build long-term value and advance further meaningful innovation in eye care and beyond.” In addition to Tarsus, Mr. Pyott currently serves as a member of the Board of Directors of Alnylam Pharmaceuticals and Pliant Therapeutics. He was previously a member of the Supervisory Board of Royal Philips in the Netherlands, a public diversified health technology company, and a member of the Board of Directors of BioMarin Pharmaceutical Inc. Mr. Pyott is also Chairman of the Governing Board of the London Business School, Vice President and co-founder of the Ophthalmology Foundation, and a Trustee of the California Institute of Technology. Mr. Pyott holds a Diploma in International and European Law from the Europa Institute at the University of Amsterdam, an Honorary Degree in Medicine and a Master of Arts degree from the University of Edinburgh, and a Master of Business Administration degree from the London Business School. About Tarsus Pharmaceuticals, Inc. Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. Tarsus is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. XDEMVY (lotilaner ophthalmic solution) 0.25% is FDA approved in the United States for the treatment of Demodex blepharitis. Tarsus is also developing TP-04 for the potential treatment of ocular rosacea and TP-05 as an oral tablet for the potential prevention of Lyme disease, all of which are in Phase 2. Forward-Looking Statements Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the benefits and value added by the new director; Tarsus’ commercialization plans for and the anticipated benefits of XDEMVY; development and potential of Tarsus’ current and future pipeline; and the quotations of Tarsus’ management and board member. The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Further, there are other risks and uncertainties that could cause actual results to differ from those set forth in the forward-looking statement and they are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus’ Form 10-K for the year ended December 31, 2024 filed on February 25, 2025 and the most recent Form 10-Q for the quarter ended September 30, 2025, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Media Contact: Adrienne Kemp Sr. Director, Corporate Communications (949) 922-0801 akemp@tarsusrx.com Investor Contact: David Nakasone Head of Investor Relations (949) 620-3223 DNakasone@tarsusrx.com